UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 20, 2019 (March 14, 2019)

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the regularly scheduled March 14, 2019 meeting of the independent Personnel and Organization Committee (the “Committee”) of the Board of Directors (the “Board”) of Colgate-Palmolive Company (the “Company”), in consultation with the other independent directors of the Board, the Committee approved the following compensatory arrangements for Noel R. Wallace in his new role as President and Chief Executive Officer of the Company, effective April 2, 2019.

Effective April 2, 2019, Mr. Wallace’s annual salary will be increased from $950,000 to $1,250,000. In addition, the target awards for which Mr. Wallace is eligible under the Company’s regular incentive compensation programs will be adjusted as follows, in each case effective April 2, 2019: (i) his target aggregate annual bonus award opportunity will be increased from 100% to 160% of his base salary; (ii) his target long-term incentive restricted stock unit award opportunities under the Company’s Long-Term Global Growth Program for the performance cycles from 2017 to 2019 and from 2018 to 2020 will be increased from $1,250,000 to $3,375,000; and (iii) the guideline value of his stock option award will be increased from $1,250,000 to $3,375,000. In addition, as part of the Company’s overall transition of its long-term incentive compensation program for all eligible employees, Mr. Wallace received a target award of 50,943 performance-based restricted stock units on March 14, 2019 for the performance period from 2019 to 2021. These performance-based restricted stock units will be earned and will vest in accordance with the form of award agreement filed as Exhibit 99 hereto following the conclusion of the three-year performance period that ends on December 31, 2021 on the basis of the achievement of performance goals determined by the Committee. Mr. Wallace’s actual awards under these programs may vary from target based on performance in accordance with the formulas and methodologies employed in the applicable programs, as determined by the Committee.

Also on March 14, 2019, the Committee, in consultation with the other independent directors of the Board, approved the following compensatory arrangements for Ian Cook in his new role as Executive Chairman of the Company, effective April 2, 2019.

Effective April 2, 2019, Mr. Cook’s annual salary will remain at $1,400,000 and his target annual bonus award opportunity will remain at 160% of his base salary. In addition, Mr. Cook’s long-term incentive award opportunity will be reduced from $9,250,000 to $3,610,000. Mr. Cook’s long-term incentive award will be paid in stock options to be granted in September in accordance with the Company’s regular grant procedures.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this document:

Exhibit Number	Description

99	Form of Performance-Based Restricted Stock Unit Agreement for the 2019-2021 Performance Cycle
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: March 20, 2019	By: /s/ Jennifer M. Daniels
	Name:	Jennifer M. Daniels
	Title:	Chief Legal Officer and Secretary

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EXHIBIT INDEX

Exhibit Number	Description

99	Form of Performance-Based Restricted Stock Unit Agreement for the 2019-2021 Performance Cycle
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